Execution Version

SCOTIABANK & TRUST (CAYMAN) LTD.

and

PRICESMART COLOMBIA S.A.S.

LOAN AGREEMENT

March 14,2011

LOAN AGREEMENT
THIS AGREEMENT made as of the  14th day of March 2011. BETWEEN:

(1)	SCOTIABANK & TRUST (CAYMAN) LTD. a banking institution licensed and incorporated under the laws of the Cayman Islands, having its registered office located at P.O. Box 689, Cardinall Avenue, Scotia Centre, Grand Cayman,

Cayman Islands (herein called the "Bank"); and

(2)	PR1CESMART COLOMBIA S.A.S., a company incorporated under the laws of

Colombia and having its registered office located at Calle 94a No, 1 la - 53 Piso

2, Bogota, Colombia (herein called the "Borrower").

WHEREAS:

A.	the Bank is willing to provide to the Borrower a non-revolving term loan upon the terms and conditions contained herein;

B.	the Borrower has requested the Bank to provide to it a non-revolving term loan for the purpose set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.        INTERPRETATION 1.1       Defined Terms

The following defined terms shall for all purposes of this Agreement, or any amendment, substitute, supplement, replacement, addition or schedule hereto, have the following respective meanings unless the context otherwise specifies or requires or unless otherwise defined herein:

"Advance" means an advance made or to be made by the Bank hereunder;

"Advance Date" shall be the date specified in the Drawdown Notice on which the Loan shall be drawn;

"Agreement" or "Loan Agreement" shall mean this loan agreement as from time to time amended, supplemented, restated, or otherwise modified and in effect on such date;

"Anniversary Date" means each anniversary date of the initial Advance Date;

"Authorized Signatory" means, at any time, in relation to any party and any communication to be made or any document to be executed or certified by it, any person or persons who is or are at such time duly authorized by or pursuant to board resolutions, equivalent corporate or other action or in such other manner as may be acceptable to the party receiving such communication to make such communication or to execute or certify such document on behalf of such party;

"Banking Day" means any day, other than Saturday and Sunday, on which banks generally are open for business in the Cayman Islands, Colombia, Costa Rica, New York, United States of America, Toronto, Canada, and London, England and on which dealings on foreign currency and exchange between banks may be carried on in London interbank market;

"Central Bank of Colombia" means Banco de la Republica, a public law entity which acts as the central bank of Colombia.

''Change in Law" means (a) the introduction, enactment, adoption or phase-in of any law, rule, directive, guideline, decision or regulation (or any provision thereof) after the Effective Date; (b) any change in any law, rule, directive, guideline, decision or regulation (or any provision thereof) or in the interpretation or re-interpretation or application thereof by any Governmental Authority after the Effective Date; or (c) compliance by any bank with any request, guideline, decision or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date;

"Colombia" shall mean the Republic of Colombia;

"Collateral Security Agreement" means the collateral agreement to be entered into between the Depositor and the Bank, pursuant to which the Depositor shall provide for a deposit in the amount of the Loan to secure the obligations of the Borrower to the Bank under this Agreement;

"Costa Rica" shall mean the Republic of Costa Rica;

"Default" means any event which is or which, with the passage of time, the giving of notice or both, would be an Event of Default;

"Deposited Funds" means the amount of up to sixteen million United States Dollars (US$16,000,000) to be deposited by the Depositor with the Bank, in such amount to support each Advance, as may be reduced or increased from time to time in accordance with the terms of this Agreement and upon which interest shall accrue at the interest rate applicable from time to time on the Loan less the Spread;

"Depositor" shall mean Prismar de Costa Rica S.A., a company incorporated under the laws of Costa Rica;

"Drawdown Notice" shall have the meaning ascribed thereto in Section 2.5, shall be signed by an Authorized Signatory of the Borrower and shall be substantially in the form attached hereto as Exhibit A;

''Effective Date" shall mean the date of this Loan Agreement; "Event of Default" means any one of the events set forth in Section 9.1;

"Governmental Authority" means the government of Cayman Islands, Canada, Colombia, Costa Rica, United States of America, United Kingdom, or any other nation, or of any political subdivision thereof, whether provincial, state, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

"Guarantee" means the guarantee to be entered into by PriceSmart Inc. in favour of the Bank limited to US$16,000,000;

"Interest Period" means the applicable period for which interest on the Loan shall be calculated pursuant to Section 5.4;

"LIBOR Rate" means, for each Interest Period, the rate of interest per annum at which deposits of equal or like amounts in United States Dollars are offered by the principal office of The Bank of Nova Scotia in London, England to prime banks in the London InterBank market at 11:00am (London time) two Banking Days before the first day of such Interest Period for a period equal to such Interest Period;

"LIBOR Rate Loan" means any loan which bears interest at the LIBOR plus the Margin;

"Lien" means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor's privilege, supplier's right of reclamation or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by law (statutory or otherwise), that secures the payment of any indebtedness or liability or the observance or performance of any obligation;

"Loan" shall have the meaning ascribed thereto in Section 2.1;

"Loan Maturity Date" means the date which is the fifth Anniversary Date of the initial Advance Date, provided that if such anniversary date is not a Banking Day, then the next succeeding Banking Day;

"Margin" shall mean 0.70%;

"Material Adverse Effect" means a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, result in a material adverse effect) on:

(a)	the ability of the Borrower to perform any of its payment obligations hereunder; or
(b)	the ability of the Bank to enforce any payment obligations of the Borrower hereunder in accordance with applicable law;

''Official Body" means any national government or government of any political subdivision thereof, or any parliament, legislature, council, agency, authority, board, central lender, monetary authority, commission, department or instrumentality thereof, or any court, tribunal, grand jury, mediator or arbitrator, whether foreign or domestic, in each case having or purporting to have jurisdiction in the relevant circumstances;

"Participant" shall have the meaning assigned to it in Section 10.7;

"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government agency, government or political subdivision thereof;

"PriceSmart  Inc."  shall  mean the  sole  shareholder of the  Borrower and incorporated under the laws of Delaware, United States of America;

"Proceeding" shall mean, with respect to any Person, (a) any proceeding under the bankruptcy law of Colombia or law of United States of America or any other insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or to its assets, whether conducted in or under the laws of Colombia or laws of United States of America or otherwise, or (b) any liquidation, dissolution or other winding up of such Person, whether partial or complete and whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any proceedings for the readjustment or extension of indebtedness of such Person, any composition, arrangement or assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person;

"Repayment Date" means the date set out in Section 5.5 for the repayment of the Loan;

"Spread" means 70 basis points (0.70%);

"Taxes" shall have the meaning ascribed thereto in Section 6.4(a);

'The Bank of Nova Scotia" means a banking institution incorporated under the laws of Canada and having its executive offices at 44 King Street West, Toronto, Ontario, Canada; and

"US$" or "United States Dollars" means the lawful money of the United States of America.

1.2           Other Usages

References to "this Agreement", "the Agreement", "hereof, "herein", "hereto" and like references refer to this Loan Agreement and not to any particular Section or other subdivision of this Agreement. Any references herein to any agreements or documents shall mean such agreements or documents as amended, supplemented, modified or replaced from time to time in accordance with the terms hereof and thereof.

1.3           Plural and Singular

Where the context so requires, words importing the singular number shall include the plural and vice versa.

1.4           Headings

The division of this Agreement into Sections and the insertion of headings in this agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5           Applicable Law

This agreement shall be governed by and construed in accordance with the applicable laws of the Cayman Islands.

1.6           Non-Banking Days

Whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Banking Day, such payment shall be made or such action shall be taken on the next succeeding Banking Day and, in the case of the payment of any amount, the extension of time shall be included for the purposes of computation of interest, if any, thereon.

1.7           Consents, Approvals and Documentation

Whenever the consent or approval of a party hereto is required in a particular circumstance, unless otherwise expressly provided for herein, such consent or approval shall not be unreasonably withheld or delayed by such party.

1.8       Statute References

Any reference in this agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

2.         THE LOAN

2.1           Agreement to Advance

Subject to the terms and conditions hereof, the Bank agrees to make two Advances to the Borrower on any Banking Date during the period from the Effective Date until July 31, 2011, in an amount not to exceed, in the aggregate, sixteen million United States Dollars (US$16,000,000)(the "Loan"). Amounts repaid cannot be redrawn.

2.2           Purpose of the Loan

The Loan shall be utilized by the Borrower to assist with the purchase of land, the construction of new warehouse clubs in Colombia, and for pre-operative expenses relating to the new warehouse clubs in Colombia.

2.3       Funding of Loan

Subject to fulfilment by the Borrower of the terms and conditions set forth in Section 4.1, the Bank shall make available to the Borrower the principal amount of the Loan in same day funds by wire transfer to the account designated by the Borrower in the Drawdown Notice not later than 2.00 p.m. (Cayman Islands time) on each Advance Date. The Borrower shall have the right, subject to the terms and conditions set forth herein, to drawdown the Loan up to and including July 31, 2011, at which time the Borrower's right to drawdown the Loan shall terminate.

2.4           Evidence of Indebtedness

The Bank shall open and maintain accounts wherein the Bank shall record the principal amount of the Loan outstanding, each Advance and each payment of principal and interest on account of the Loan and all other amounts becoming due to and being paid to the Bank hereunder. The Bank's accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the Bank hereunder.

2.5           Drawdown Notice

The Borrower may request the advance of the Loan by giving to the Bank, not later than 11:00 a.m. (Cayman Islands time) two (2) Banking Days before each Advance Date, an irrevocable written Drawdown Notice, specifying the applicable Advance Date.

3.           SECURITY

3.1      As security for:

(a)	the repayment of the Loan and the payment of interest and all other amounts owing by the Borrower to the Bank under this Agreement; and

(b) the discharge by the Borrower of its other obligations hereunder,

the Borrower shall provide or cause to be provided to the Bank, in a form and content acceptable to the Bank, the following:

(i)        the Collateral Security Agreement to be granted by the Depositor; (ii)       the Guarantee to be granted by PriceSmart Inc.;

(iii) one or more promissory note(s) in support of the Advances on the Loan such notes to be valid and enforceable under Cayman Islands law and evidencing the principal indebtedness of the Borrower to the Bank resulting from the Loan; and

(iv) the Deposited Funds, in such amount to support each Advance, held by the Bank pursuant to the Collateral Security Agreement in a segregated frozen account subject to the right of the Depositor to have released and paid to it such part of the Deposited Funds and interest accrued thereon that at any time and from time to time are in excess of the current indebtedness of the Borrower to the Bank under this Agreement and payment to the Depositor by the Bank of interest accruing on the Deposited Funds provided the interest on the Loan is paid in full by the Borrower for the applicable period in accordance with the Collateral Security Agreement. Save as set out in this sub paragraph, the Depositor shall not have access to the Deposited Funds until the indebtedness of the Borrower to the Bank under this Agreement is repaid in full. For the avoidance of doubt, the amount of the Deposited Funds shall at all times be equal to the balance of the Loan, and the interest rate applicable to the Deposit shall at all times be the interest rate applicable to the Loan less the Spread.

4.           CONDITIONS PRECEDENT TO LOAN ADVANCE

4.1       Conditions Precedent to Loan Advance

The obligation of the Bank to make available advances hereunder is subject to fulfilment of the following conditions precedent prior to disbursement of any advance under the Loan:

(a)	All the security as set out in Section 3 has been complied with and provided to the Bank to the sole satisfaction of the Bank;

(b)	no Default has occurred and is continuing or would arise immediately after giving effect to or as a result of the Loan;

(c)	the Drawdown Notice has been provided to the Bank pursuant to Section

2.5;

(d)	the representations and warranties of the Borrower contained in Section 7 shall be true and correct in all material respects on each Advance Date as if such representations and warranties were made on such date;

(e)	the Bank shall have received, in form and substance satisfactory to the

Bank:

(i) a certificate of an Authorized Signatory of the Borrower to the effect that (A) the Borrower is duly and properly authorised to execute, deliver and perform its obligations under this Agreement, and (B) the Borrower has duly and properly appointed specific individual(s) as its attorney(s)-in-fact to sign this Agreement on behalf of the Borrower;

(ii)       a certificate of an Authorized Signatory of the Borrower certifying
(A)          the  specimen  signature(s)  of the  specific   individual(s)
authorized to sign this Agreement on behalf of the Borrower, and
(B)       that, to the best of his or her knowledge after due inquiry, no
Default has occurred and is continuing or would arise immediately after giving effect to or as a result of the Loan;

(iii) a certified copy of the bylaws and other constitutional documents of the Borrower;

(iv) a certified copy of the resolutions of the board of directors of the Borrower approving and authorising this Agreement;

(v) a certificate of an Authorized Signatory of the Depositor to the effect that the requisite resolutions have been duly and property adopted by the board of directors of the Depositor authorizing (A) the Depositor to execute, deliver and perform its obligations under the Collateral Security Agreement, and (B) specific individuaf(s) to sign the Collateral Security Agreement on behalf of the Depositor;

(vi) a certificate of an Authorized Signatory of the Depositor certifying the specimen signature(s) of the specific individual(s) authorized to sign the Collateral Security Agreement on behalf of the Depositor;

(vii)     a certified copy of the constitutional documents of the Depositor;

(viii) a certified copy of the resolutions of the board of directors of the Depositor approving and authorising the Collateral Security Agreement;

(ix) a certificate of an Authorized Signatory of Price Smart Inc. to the effect that the requisite resolutions have been duly and properly adopted by the board of directors of PriceSmart Inc. authorizing (A) PriceSmart Inc. to execute, deliver and perform its obligations under the Guarantee, and (B) specific individual(s) to sign the Guarantee on behalf of PriceSmart Inc.;

(x)       a copy of the constitutional documents of PriceSmart Inc.;

(xi) a certificate of status or good standing (or its equivalent) for Borrower, Depositor, and PriceSmart Inc. from the appropriate governmental agency;

(xii) account opening documentation in the standard form of the Bank duly completed and signed by the Borrower and the Depositor respectively;

(xiii) certified copies of all third-party consents and approvals, necessary (if any) in connection with the making and performance by the Borrower of this Agreement;

(xiv) copies of all consents, approvals, licenses, permits, and filings and registrations with any Governmental Authority (including without limitation, registrations with the Central Bank of Colombia), that are required by the Borrower and for the transactions contemplated in this Loan Agreement, Collateral Security Agreement, and Guarantee;

(xv) opinion of PriceSmart Inc. counsel addressed to the Bank with respect to all matters as the Bank may reasonably request;

(xvi) opinion of Costa Rica counsel to the Depositor addressed to the Bank with respect to all matters as the Bank may reasonably request;

(xvii) opinion of Colombian counsel to the Borrower addressed to the Bank with respect to all matters as the Bank may reasonably request;

(xviii) opinion of Cayman Islands counsel to the Bank addressed to the Bank with respect to all matters as the Bank may reasonably request;

(xix) opinion of Colombian counsel to the Bank addressed to the Bank with respect to all matters as the Bank may reasonably request; and

(xx) opinion of Costa Rica counsel to the Bank addressed to the Bank with respect to all matters as the Bank may reasonably request.

(f)	the Bank has completed to its satisfaction a due diligence review of the

Borrower, Depositor, and PriceSmart Inc.; and

(g)	all documents and instruments shall have been properly registered,

recorded and filed in all places, searches shall have been conducted in all jurisdictions and deliveries of all consents, approvals, acknowledgments,

undertakings, directions, negotiable documents of title and other documents and instruments to the Bank shall have been made which, in the reasonable opinion of the Bank's counsel, are desirable or required to make effective the security created or intended to be created by the Bank and the Depositor in favour of the Bank pursuant to this Agreement, the

Collateral Security Agreement, and Guarantee to ensure the perfection and the intended priority of such security.

4.2           Waiver

The terms and conditions of Section 4.1 are inserted for the sole benefit of the Bank and the Bank may waive them in whole or in part, with or without terms or conditions.

4.3           Condition Subsequent

The Borrower shall notify the Bank within thirty (30) Banking Days of the initial Advance Date or such other time as may be agreed by the Bank of the name and address of the Person irrevocably appointed to accept service of process on its behalf in the Cayman Islands in connection with any action, suit or proceeding instituted under this Agreement. The Borrower agrees that service of process in respect of it upon its respective agent, together with written notice of such service given to it in the manner provided in SectionlO.il, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. The Borrower agrees that the failure of its respective agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the Borrower's agent shall cease to be available to act as such, the Borrower agrees to designate a new agent on the terms and for the purposes of this Section. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.

5.         INTEREST, REPAYMENT AND PREPAYMENT

5.1           Time and Place of Payments

Unless otherwise expressly provided herein, the Borrower shall make all payments pursuant to this Agreement in same day funds to the account of the Bank most recently designated by it for such purpose by notice to the Borrower no later than 2:00 p.m. (Eastern Standard time) on the day specified for payment. Any such payment received on the day specified for such payment but after 2:00 p.m. (Eastern Standard time) thereon shall be deemed to have been received prior to 2:00 p.m. (Eastern Standard time) on the Banking Day immediately following such day specified for payment.

5.2           Interest on Loan

(a)	Interest shall be paid in United States currency and shall accrue from day to day from and including the applicable Advance Date to but excluding the date on which the Loan is repaid in full (both before and after maturity and as well after as before judgment) and shall be calculated on the basis of the actual number of days elapsed divided by 360.

(b)	The Borrower shall pay to the Bank interest on the outstanding principal amount from time to time of the Loan at the rate per annum equal to the three month LIBOR Rate in existence on the date of an Advance, plus the

Margin. Accrued interest shall be paid on the last day of the applicable

Interest Period.

5.3       Interest on Overdue Amounts

If the Borrower fails to pay any principal, interest, fee or other amount of any nature payable by it hereunder on the due date therefor, the Borrower shall pay to the Bank interest on such overdue amount in the same currency as such overdue amount is payable from and including such due date to but excluding the date of actual payment at the rate per annum, calculated and compounded monthly, which is equal to the same rate as interest on the Loan plus 2% per annum. Such interest on overdue amounts shall be due and be paid on demand made by the Bank.

5.4       Selection of Interest Periods

Unless otherwise agreed with the Bank and subject to Section 5.2 interest shall be payable by the Borrower quarterly in arrears and:

(a)	the first Interest Period shall commence on and include the initial Advance

Date and each subsequent Interest Period shall commence on and include the date of the expiry of the immediately preceding Interest Period;

(b)	if any Interest Period would end on a day which is not a Banking Day,

such Interest Period shall be extended to the next succeeding Banking

Day; and

(c) no Interest Period may end after the Repayment Date.

5.5           Repayment

The Loan and any other amounts due and outstanding under this Agreement shall be repaid in full by the Borrower to the Bank on the Loan Maturity Date.

5.6           Voluntary Prepayments

(a)	The Borrower shall be entitled, at its option and upon three (3) Banking

Days' irrevocable notice and subject to compliance with Section 6.2, to prepay all or any portion of the Loan at any time without penalty; and

(b)	upon receipt of written instructions from the Borrower, and confirmed in writing by the Depositor, the Bank shall apply such portion of the

Deposited Funds as the Borrower may instruct in satisfaction of

Borrower's obligations under this Agreement. In such event, the obligations of the Borrower under this Agreement shall be reduced by the amount of such payment.

5.7           Mandatory Prepayments

In the event that the Collateral Security Agreement or Guarantee has terminated for any reason, the Borrower shall immediately prepay the Loan in full, together with all accrued and unpaid interest thereon.

5.8           Interest Savings Clause

Nothing in this Agreement or in any documents related to this Agreement shall be construed to permit the Bank to receive at any time interest, fees or other charges in excess of the amounts which the Bank is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Bank by the Borrower, howsoever characterized or computed, hereunder or under any other agreement or instrument evidencing or relating to the obligations, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Bank shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the lawful rate so that no amounts shall be charged which are in excess thereof, and the Bank shall promptly refund such excess to the Borrower.
6.        CHANGE OF CIRCUMSTANCES, INDEMNITY AND TAX PROVISIONS 6.1       Change of Circumstances and Deposits Unavailable

(a) If due to any Change in Law issued or made after the Effective Date by any Governmental Authority there shall be: (i) any increase in the cost to the Bank of making or maintaining the loan; (ii) any increase in the amount of capital required or maintained, or expected to be maintained, by the Bank and the amount of such capital is increased by or based upon the existence of the loan outstanding hereunder; or (iii) any decrease in the effective rate of return on the capital of the Bank of making or maintaining the loan (all of the preceeding excluding any such increased costs, increased capital requirements or decreased rate of return (each an "Event", together the "Events"), resulting from (A) taxes or (B) changes in the basis of taxation of overall net income or overall gross income affecting the Bank), (the determination of any or all of the preceeding Event or Events being at the Bank's sole and absolute discretion with respect to the loan), then the Bank shall provide the Borrower with a notice, (hereinafter the "Notice") that shall (1) describe in reasonable detail the Event together with the approximate date of the effectiveness thereof, (2) set forth the cost to the Bank of such Event, and (3) calculate such amount as the Bank determines in its sole and absolute discretion is necessary to be compensated for the cost of such Event. Such Notices (or Notices) may be sent by the Bank in respect of an Event (or Events) from time to time.

(b)	The Borrower shall within 30 days following receipt of such Notice pay directly to the Bank the amount sufficient to compensate the Bank for the cost of such Event. The Notice, including the certifications made therein,

shall, in the absence of manifest error, be conclusive and binding on the

Borrower.

(c)	If at any time it shall become unlawful or contrary to any regulation

(whether or not having the force of law) to maintain the advances or any part thereof, the Bank shall so certify to the Borrower by way of a notice. Upon receipt of such notice, the Borrower and the Bank shall negotiate in good faith for a period up to, but not exceeding thirty (30) days, at the sole discretion of the Bank, with a view to the Bank making available the advances in a manner free of such sanctions. If upon the expiration of such a period, the Bank remains unable to continue the advances on agreed revised terms, the Bank may, by written notice, declare its obligations to be terminated on a date specified in the notice whereupon their commitment shall cease and the Borrower shall forthwith (or as specified by the Bank) prepay all advances with accrued interest and all other reasonable amounts payable to the Bank under the Agreement and the transactions it contemplates, (such reasonable amounts with any cost of termination of funding arrangements, (e.g. "break-funding" costs related to the Bank's cancellation or prepayment of existing funding arrangements), any legal or business costs incurred by the Bank in order to investigate, assess, attempt to maintain or terminate the credit facilities, as mandated by competent authorities or reasonably determined by the Bank to be necessary and desirable and any other reasonable costs, unforeseen by the Bank as of the date hereof, directly related to the purpose of this section).

(d)    If the Bank shall have determined that
(i) United States Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

(ii) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Rate based loans; or

(iii)the LIBOR Rate will not adequately or fairly reflect the cost to the Bank of making or continuing a LIBOR Rate based loan for an applicable Interest Period,

then, upon notice to the Borrower, the obligations of the Bank under the commitment letter to make or continue any loans as, or to convert any loans into, LIBOR Rate based loans shall forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension or (in the case of clause (dXiii)) the circumstances giving rise to such notice no longer exist, and (i) any request to convert any borrowing into, or continue any borrowing as, a LIBOR Rate based loan shall be ineffective and (ii) any requested LIBOR Rate based loan borrowing shall be made as Base Rate Loan, where "Base Rate" means the floating rate of interest published from time to time by The Bank of Nova Scotia at its New York Agency as a reference rate for loans made in United States Dollars. The interest rate applicable to such Advances shall thereafter be the Base Rate in effect from time to time plus an adequate percentage margin, in the Bank's reasonable discretion, to compensate the

Bank. Such notice to the Borrower shall also set out the initial Base Rate and applicable percentage margin.

6.2           Funding Losses

The Borrower shall pay to the Bank, upon its request, such amount or amounts as shall be sufficient to compensate it for any loss, cost or reasonable expense that is attributable to any payment or prepayment of the Loan for any reason (including, without limitation, the acceleration of the Loan pursuant to Section 9 and voluntary prepayments made pursuant to Section 5.6) on a date other than the last day of an Interest Period for the Loan or is attributable to the failure of the Borrower to borrow the Loan for any reason on the date set forth in the Drawdown Notice; provided, however, that the Borrower shall in no event be liable under this Section 6.2 for any such loss, cost or expense attributable to any period occurring after the last day of the then-current Interest Period. Such compensation shall include an amount equal to the excess, if any, of (a) the amount of interest that otherwise would have accrued on the principal amount so paid or prepaid for the period from the dale of such payment or prepayment or the amount set forth in the Drawdown Notice to the last day of the then current Interest Period for the Loan at the applicable rate of interest for the Loan provided for herein (excluding, however, the applicable Margin included therein, if any) over (b) the amount of interest (as reasonably determined by the Bank) that otherwise would have accrued on such principal amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. A certificate of the Bank setting forth in reasonable detail any amount or amounts which the Bank is entitled to receive pursuant to this Section 6.2 and setting forth in reasonable detail the manner in which such amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error.

The Bank agrees to take reasonable steps to reduce the amount of such loss or expense, provided the Bank shall not be required to take any such step, if in its opinion, the Bank would suffer any economic, legal or regulatory harm in connection therewith.

6.3           Indemnification

(a) The Borrower hereby agrees to indemnify the Bank and its respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to, arising out of or resulting from the Loan or any other documents contemplated thereby, including, without limitation, the reasonable and documented fees and disbursements   of   counsel   incurred   in   connection   with   any   such

investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

(b) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Agreement and any other documents contemplated hereby.

6.4       Payments Free and Clear of Taxes

The Borrower agrees that, whether or not the Loan is made hereunder:

(a)	All payments of principal of and interest on the Loan and all other amounts payable on, under or in respect of this Agreement or the Loan by the Borrower to the Bank, including amounts payable by the Borrower under Section 6.4 (b), shall be made free and clear of all present and future income, stamp and other taxes and levies, imposts, deductions, charges,

compulsory loans and withholdings, whatsoever imposed, assessed, levied or collected (other than income or other taxes imposed on or measured by the overall net income of the Bank by the jurisdiction in which it has its principal office), by Colombia or any political subdivision or taxing authority thereof or therein or by any other jurisdiction from or through which payments of the Loan or other amounts payable by the Borrower hereunder are made, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Agreement, or the Loan, the execution, registration, enforcement, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees,

commissions or other amounts made on, under or in respect thereof

(hereinafter called "Taxes") all of which will be paid by the Borrower, for its own account, prior to the date on which penalties attach thereto.

(b)	The Borrower will indemnify the Bank against, and reimburse the Bank on demand for, any Taxes paid by the Bank and any loss, liability, claim or expense, including interest, penalties and reasonable legal fees, which the

Bank may incur at any time arising out of or in connection with any failure of the Borrower to make any payment of Taxes when due.

(c)	In the event that the Borrower is required by applicable law, decree or regulation to deduct or withhold Taxes from any amounts payable on,

under or in respect of this Agreement or the Loan (including, without limitation, amounts payable under Section 6.4(b)), the Borrower shall pay the Bank such additional amount as may be required, after the deduction or withholding of Taxes, to enable the Person entitled to such amount to receive from the Borrower an amount equal to the full amount stated to be payable under this Agreement and the Loan.

(d) The Borrower shall furnish to the Bank original or certified copies of tax receipts in respect of any withholding of Taxes required under this Section 6.4 within 30 days after the date of each payment hereunder as to which such withholding is required, and the Borrower shall promptly furnish to the Bank any other information, documents and receipts that the Bank may from time to time reasonably require to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid under this Section 6.4.

6.5      Mitigation

If an event or circumstance occurs that would entitle the Bank to exercise any of the rights or benefits afforded by Section 6, the Bank, promptly upon becoming aware of the same, shall take all steps as may be reasonably available to eliminate or mitigate the effects of such event or circumstance, provided, however, that the Bank shall not be under any obligation to take any step that, in its sole discretion, would (a) result in its incurring additional costs or taxes or (b) otherwise be disadvantageous to the Bank. In addition, the Bank agrees to deliver such documentation as may be reasonably requested by the Borrower to evidence exemptions or reductions in the amount of Taxes payable by the Borrower.

7.         REPRESENTATIONS AND WARRANTIES 7.1.      Representations and Warranties

To induce the Bank to enter into this agreement and to make the Loan to the Borrower hereunder, the Borrower hereby represents and warrants to the Bank as at each Advance Date as follows and acknowledges and confirms that the Bank is relying upon such representations and warranties in executing this Agreement and in making the Loan hereunder:

(a)	Status and Power. The Borrower is a limited liability company duly organized and validly existing under the laws of Colombia and is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required for the Borrower to carry on its business. The Borrower has all requisite capacity, power and authority to own, hold under licence or lease its properties, to carry on its business and to otherwise enter into, and carry out the transactions contemplated by, this Agreement.

(b)	Authorization and Enforcement. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Agreement by the Borrower. The Borrower has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower by the Bank in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application limiting the enforcement of creditors' rights generally and the fact that the courts may deny the granting or enforcement of equitable remedies,

(c)	Compliance with Other Instruments. The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein (i) do not and will not conflict with,

result in any breach or violation of> or constitute a default under the terms,

conditions or provisions of, or result in the creation or imposition of any

Lien, under the by-laws or any other constitutional documents of the

Borrower or of any applicable law or of any agreement, lease, licence,

permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and (ii) do not require the consent or approval of any Official

Body or any other Person.

(d)	Litigation. There are no actions, suits, inquiries, claims, proceedings which have been commenced or have been threatened (in writing) against or affecting the Borrower before any Official Body which could reasonably be expected to have a Material Adverse Effect.

(e)	Conduct of Business. The Borrower is not in violation of any mortgage,

lease, franchise, licence, certificate of approval, permit, judgment, decree,

order, statute, rule or regulation relating in any way to itself or to the operation of its business or to its property or assets, the violation of which could reasonably be expected to have a Material Adverse Effect. The

Borrower has all licenses, certificates of approval, permits, registrations,

approvals and consents which are required to own its properties and assets and to operate its business, the absence of which could reasonably be expected to have a Material Adverse Effect.

(f)	Consents and Approvals. No authorization, consent or approval of, or notice to or filing with, any governmental authority or any other person except for the requirement to register the loan with the Central Bank of

Colombia by the Borrower has been, is or will be required to be obtained or made for the due execution, delivery, recordation, filing or performance by the Borrower of this Agreement or any action

contemplated herein.

7.2       Survival of Representations and Warranties

All of the representations and warranties of the Borrower contained in Section 7.1 shall survive the execution and delivery of this Agreement and shall continue until the Loan has been repaid notwithstanding any investigation made at any time by or on behalf of the Bank.

8.         COVENANTS

8.1.      Affirmative Covenants

The Borrower hereby covenants and agrees with the Bank that, until the Loan has been repaid in full, all other amounts owing to the Bank hereunder have been paid in full and unless otherwise consented to in writing by the Bank:

(a)	Prompt Payment. The Borrower shall duly and punctually pay or cause to be duly and punctually paid to the Bank all amounts payable hereunder at the times and places, in the currencies and in the manner mentioned herein.

(b) Reporting. The Borrower shall promptly notify the Bank in writing:

(i) of the occurrence of a Default or an Event of Default, specifying the nature, details and date of occurrence of such Default or Event of Default, the Borrower's assessment of the duration and effect thereof and the action which the Borrower has taken and proposes to take with respect thereto; and

(ii) of any investigations, labour controversies, actions, suits, inquiries, claims, disputes or proceedings commenced or threatened in writing against or affecting the Borrower before any Official Body which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect; such notice shall include a description of such action, suit, inquiry, claim or proceeding and the Borrower's assessment of the duration, outcome and effect thereof; the Borrower shall keep the Bank informed of the progress of and all developments with respect to any such investigation, labour controversy, action, suit, inquiry, claim, dispute or proceeding and shall provide the Bank with all information reasonably requested by the Bank concerning any such investigation, labour controversy, action, suit, inquiry, claim, dispute or proceeding.

(c)	Corporate Existence. The Borrower shall preserve and maintain in full force and effect its corporate existence in good standing and preserve and maintain in full force and effect all requisite corporate capacity, power and authority to become and remain duly qualified, registered and licensed to

(i) carry on its business in each jurisdiction in which such qualification,

registration or license is necessary for the proper conduct of its business and operations, (ii) own, hold under licence or lease its properties in each jurisdiction in which such qualification, registration or license is necessary for the proper conduct of its business and (iii) carry out the transactions contemplated by this agreement, in each case to the extent that a failure to do so could reasonably be expected to have a Material Adverse Effect.

(d)	Conduct of Business. The Borrower shall conduct its business in such a manner (i) so as to comply in all material respects with its by-laws and all other constitutional documents and with all applicable laws binding on or applicable to the Borrower or to which its property is subject, (ii) so as to punctually observe and perform and remain in compliance in all material respects with all its obligations under licences, permits, franchises,

approvals, registrations, certificates of approval and other authorizations

(including, without limitation, those relating to environmental matters) and under leases, mortgages and agreements to which it is a party or is otherwise bound or by which it benefits or to which its property is subject or which are necessary for the proper conduct, operation and management of its business and (iii) so as to preserve and protect its property and assets and the earnings, income and profits therefrom, in each case noted above to the extent that a failure to so comply, observe, perform, preserve or protect could reasonably be expected to have a Material Adverse Effect.

(e)	Use of Proceeds. The Borrower shal) utilize the proceeds of the Loan only for the purpose as set out in Section 2.2.

(f)	Taxes. The Borrower shall (i) file all tax returns and tax reports as and when required by law to be filed by it, and (ii) pay and discharge all material taxes (including but not limited to the stamp tax payable on the the Loan to be paid within five days following each Advance Date), rates,

assessments, government fees and dues levied, assessed or imposed upon it or upon its property or assets or any part thereof, as and when the same become due and payable (save and except when and so long as the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is being contested in good faith by appropriate proceedings and adequate reserves are being properly maintained) in each case in (i) and (ii) above to the extent that a failure to file, pay or discharge would have a Material

Adverse Effect.

(g)	Reimbursement of Expenses. The Borrower shall reimburse the Bank,

on demand, for all reasonable out-of-pocket costs, charges and expenses incurred by it or on its behalf (including, without limitation, travel costs and the fees and disbursements of its legal counsel) in connection with:

(i) any due diligence investigation undertaken to satisfy the condition set forth in Section 4.1(f); and

(ii) the development, negotiation, preparation, execution, delivery, administration, interpretation, completion and enforcement of this Agreement, the Collateral Security Agreement, and the Guarantee (including without limitation filing and registration fees and stamp duties) and all other documentation ancillary to the completion of the transactions contemplated hereby or thereby and any amendments hereto or thereto and any waivers of any provisions hereof or thereof (whether or not consummated or entered into).

(h) Books and Records. The Borrower shall keep proper books of account and records covering all its business and affairs on a current basis, make full, true and correct entries in all material respects of its transactions in such books, set aside on its books from its earnings all such proper reserves and permit representatives of the Bank upon reasonable notice once per fiscal year to inspect such books of account, records and documents and, at the expense of the Bank, to make copies therefrom during reasonable business hours and, unless a Default has occurred and is continuing, upon reasonable notice and to discuss the business affairs, properties, finances and accounts of the Borrower with the officers and employees of the Borrower and with their auditors and accountants during reasonable business hours and upon reasonable notice. The Borrower shall pay any fees charged by such accountants and auditors in connection with the foregoing.

(i) Financial Statements. The Borrower shall deliver to the Bank the following: (i) Within 120 days following the end of each fiscal year of the Borrower, the Borrower shall deliver to the Bank a copy of the audited financial statements of the Borrower for such fiscal year, and (ii) Within 45 days of each quarter-end, the Borrower shall deliver to the Bank the in-house prepared quarterly financial statements of the Borrower.

(j) Filings. The Borrower will make or cause to be made all filings and registrations required by applicable law to be made in connection with this Agreement and the Loan, in each case at such time or times as required by applicable law, including all filings and registrations with, any Governmental Authority (including, without limitation, the Central Bank of Colombia).

8.2      Negative Covenants

The Borrower hereby covenants and agrees with the Bank that, until the Loan has been repaid in full, all other amounts owing to the Bank hereunder have been paid in full and unless otherwise consented to in writing by the Bank, which consent shall not be unreasonably withheld or delayed:

(a)The Borrower shall not take part in any amalgamation, merger, winding-up, dissolution, capital or corporate reorganization or similar proceeding or arrangement (or take any steps in connection therewith); and

(b) The Borrower shall not permit any change in its ownership structure.

9.        DEFAULTS AND REMEDIES 9.1.      Events of Default

If any of the following events (each, an "Event of Default") shall occur and be continuing:

(a)	The Borrower shall fail to pay any principal of the Loan when and as the same shall become due and payable (other than a voluntary prepayment in accordance with Section 5.6), whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

(b)	The Borrower shall fail to pay any interest on the Loan or any fee or any other amount (other than an amount referred to in Section 9.1 (a)) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of thirty

(30) or more Banking Days; or

(c)	Any representation or warranty made by or on behalf of the Borrower or the Depositor or PriceSmart Inc. in or pursuant to this Agreement or the

Collateral Security Agreement or Guarantee or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or the Collateral Security Agreement or the Guarantee or

any amendment or modification hereof or thereof, (i) shall prove to have been incorrect in any material respect when made in light of the circumstances in which they were made, (ii) were not forecasts or projections that were made by Borrower or the Depositor or PriceSmart

Inc., and (iii) such misrepresentation or incorrect warranty shall continue unremedied or uncured for thirty (30) days after written notice thereof; or

(d)	(i) The Borrower shall fail to observe or perform any other covenant,

obligation, condition or agreement contained in Section 8.2 of this

Agreement (ii) the Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement

(other than those specified in Section 9.1 (a), (b) or (d)(i)) and such failure shall continue unremedied for a period of thirty (30) days, or (iii) the

Depositor or PriceSmart Inc. shall fail to observe or perform any covenant,

obligation, condition or agreement contained in the Collateral Security

Agreement or Guarantee to which it is a party and such failure shall continue unremedied for thirty (30) days after written notice thereof; or

(e)	Any indebtedness of the Borrower shall have been accelerated in a principal amount in excess of US$500,000 in the aggregate; or

(f)	The Borrower commences a Proceeding relating to itself; or there is commenced against the Borrower a Proceeding which remains

undismissed or unstayed for thirty (30) days; or a receiver or trustee or other officer or representative of a court or of creditors, or any court or governmental authority, shall under with purported legal authority take and hold possession of any substantial part of the property of the Borrower for a period in excess of thirty (30) days; or

(g)	The commencement of proceedings for the dissolution, liquidation or winding up of the Depositor or PriceSmart Inc.; or

(h) This Agreement or the Collateral Security Agreement or Guarantee shall be declared in a final non-appealable judgment to be illegal or unenforceable against the Borrower or the Depositor or PriceSmart Inc.; or the Borrower or Depositor or PriceSmart Inc. shall have denied in writing that it has any further liability or obligation hereunder or under such other agreement; or

(i) At any time it is or becomes unlawful for the Depositor to perform or comply with any material provision of the Collateral Security Agreement or any material provision of the Guarantee; or any material provision in the Collateral Security Agreement is not or ceases to be a valid security interest, or legal, valid and binding on the Depositor, unless such condition is capable of being remedied (in the reasonable determination of the Bank) and the Depositor has effectuated a cure within 30 days after the Depositor first knows of such default;

(j) A default or an event of default (after the giving of all applicable notices or the expiry of all applicable grace or cure periods) under any one or more agreements, indentures or instruments under which the Depositor has outstanding indebtedness or other material obligations or under which any indebtedness or other material obligations are outstanding which is guaranteed by the Depositor shall happen and be continuing, or any indebtedness of or guaranteed by the Depositor which is payable on demand is not paid on demand; however, no Event of Default will occur under this Section 9.1(j) unless and until the aggregate amount of the indebtedness in respect of which one or more of the events mentioned above has/have occurred equals or exceeds US$500,000 or its equivalent in any other currency; or

(k) If PriceSmart Inc. ceases to have, directly or indirectly, an ownership interest of at least 100% of the voting shares of the Borrower; or

(1) Any Person shall have attached, or levied or enforced distress, execution or a similar remedy in respect of any part of the Deposited Funds and either (i) any such attachment or other process shall remain unstayed, unlifted or undischarged for thirty (30) days or (ii) such attachment shall be upheld in a final, non-appealable judgment of a court of competent jurisdiction; or

(m) The maximum funded debt of PriceSmart Inc. shall have exceeded US$100,000,000 on a consolidated basis, as measured on a quarterly basis, based on the inhouse financial statements of PriceSmart Inc. For greater certainty, funded debt means interest bearing debt; or

then, and in every such event above of this Section 9.1, and at any time thereafter during the continuance of such event, the Bank may, by notice to the Borrower, take either or both of the following actions, at the same time or different times: (i) terminate this Agreement, and thereupon this Agreement shall terminate immediately, and (ii) declare the Loan then outstanding to be due and payable, and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. On the occurrence of an Event of Default which is continuing, the Bank shall have the immediate right to offset against such due and payable amounts the Deposited Funds.

9.2       Remedies Cumulative

The Borrower expressly agrees that the rights and remedies of the Bank under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Bank of any right or remedy for a default or breach of any term, covenant or condition in this agreement does not waive, alter, affect or prejudice any other right or remedy to which the Bank may be lawfully entitled for the same default or breach. Any waiver by the Bank of the strict observance, performance or compliance with any term, covenant or condition of this Agreement is not a waiver of any subsequent default and any indulgence by the Bank with respect to any failure to strictly observe, perform or comply with any term, covenant or condition of this Agreement is not a waiver of the entire term, covenant or condition or any subsequent default.

9.4      Set-Off

In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Bank is authorised at any time and without notice to the Borrower or Depositor or PriceSmart Inc. or to any other Person, any such notice being expressly waived by the Borrower, Depositor, and PriceSmart Inc. to set-off, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Bank to or for the credit of or the account of the Borrower or Depositor or PriceSmart Inc. against and on account of the obligations and liabilities of the Borrower to the Bank under this Agreement irrespective of whether or not the Bank shall have made any demand under this Agreement and although such liabilities may be unmatured.

10.      MISCELLANEOUS

10.1.    Fees

In consideration of the Bank granting the facility under this Agreement, the Borrower hereby irrevocably agrees, as a condition precedent to any Advance under this Agreement, to make payment to the Bank an application fee of US$16,000 is payable by the Borrower upon the signing of this Agreement.

10.2           Waivers

No failure or delay by the Bank in exercising any remedy, right or power hereunder or otherwise shall operate as a waiver thereof, except a waiver which is specifically given in writing by the Bank, and no single or partial exercise of any power, right or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other power, right or privilege,

10.3           Notices

All notices, demands and other communications provided for in this Agreement shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee or sent by post, courier, facsimile or email, charges prepaid, at or to the applicable addresses or facsimile numbers, as the case may be, set opposite the party's name on the signature page hereof or at or to such other address or addresses or facsimile number or numbers as any party hereto may from time to time designate to the other parties in such manner. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Banking Day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of delivery. Any communication which is sent by post or courier shall be deemed to have been validly and effectively given when dispatched. Any communication which is transmitted by facsimile or email as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Banking Day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of transmission.

10.4           Severability

Any provision hereof which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

10.5           Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

10.6           Successors and Assigns

This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

10.7           Assignment

(a)	The Borrower may not assign any of its rights or obligations hereunder without the prior consent of the Bank.

(b)	The Bank may assign the Loan in whole or in part with the prior written consent (so long as no Event of Default has occurred and is continuing) of the Borrower, whose consent shall not be unreasonably withheld. Upon execution and delivery by the assignee to the Borrower of an instrument in writing pursuant to which such assignee agrees to become the "Bank"

hereunder holding the Loan specified in such instrument, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrower), the obligations, rights and benefits of the Bank hereunder holding the Loan (or portions thereof)

assigned to it.

(c)	The Bank may sell or agree to sell to one or more other Persons a participation in all or a portion of the Bank's rights and obligations under this Agreement (including all or a portion of the Loan owing to it) (a

"Participant"), provided that (i) the Bank's obligations under this

Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement.

(d)	An Assignee or a Participant shall not be entitled to receive any greater payment under Section 6 than the Bank would have been entitled to receive with respect to the assignment assigned to such Assignee or to the participation sold to such Participant (as is relevant), unless the assignment to the Assignee or the sale of the participation to such

Participant is made with the Borrower's prior written consent,

(e)	The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to assignees and participants

(including prospective assignees and participants); provided that such assignees and Participants and prospective assignees and Participants first execute and deliver to the Borrower an agreement in writing, in form and substance satisfactory to the Borrower.

10.8           Entire Agreement

This Agreement and the agreements referred to herein and delivered pursuant hereto constitute the entire agreement between the parties hereto and supersede any prior agreements, commitment letters, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

10.9           Further Assurances

The Borrower shall from time to time and at all times hereafter, upon every reasonable request of the Bank, make, do, execute, and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be necessary in the opinion of the Bank for more effectually implementing and carrying out the true intent and meaning of this agreement or any Agreement delivered pursuant hereto.

10.10           Judgment Currency

{a} If, for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into a particular currency (such currency being hereinafter in this Section 10.10 referred to as the "Judgment Currency") an amount due in another currency (such other currency being hereinafter in this Section 10.10 referred to as the "Indebtedness Currency") under this agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

(i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Cayman Islands or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 10.10(a)(ii) being hereinafter in this Section 10.10 referred to as the "Judgment Conversion Date").

{b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.10(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay to the appropriate judgment creditor or creditors such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Indebtedness Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. If payment in the Judgment Currency, converted at the rate of exchange on the date of such payment, exceeds the amount owing to the Bank hereunder in the Indebtedness Currency, the Bank shall pay to the Borrower the amount of such excess.

(c)	Any amount due from the Borrower under the provisions of Section

10.10(b) shall be due to the appropriate judgment creditor or creditors as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this agreement.

(d)	The term "rate of exchange" in this Section 10.10 means the noon spot rate of exchange for foreign exchange transactions applied by the Bank in converting the Indebtedness Currency into the Judgment Currency on the day in question.

10.11   Forum Selection and Consent to Jurisdiction

Any litigation based hereon, or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the parties hereto shall be brought and maintained at the option of the Bank in the courts of the Cayman Islands; provided, however, that any suit seeking enforcement against any collateral secured by the Collateral Security Agreement shall be brought in the courts of the jurisdiction where such property may be found. Subject to the foregoing, the Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the Cayman Islands for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. To the extent permitted by applicable law, the Borrower further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the Cayman Islands. The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

10.12   Waiver of Jury Trial

The parties hereto hereby knowingly, voluntarily and intentionally waive any rights if any they may have to a trial by jury in respect of any litigation based hereon or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the parties hereto. The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Bank entering into this Agreement.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK- SIGNATURE PAGES TO FOLLOW

IN WITNESS WHEREOF the parties hereto caused this Agreement to be executed by their duly authorized officers the day and date first written above.

SCOTIABANK & TRUST (CAYMAN) LTD.
6 Cardinall Avenue, Grand Cayman, British West

Indies
Attention: The Assistant General Manager,
Commercial Banking Fax:(345)949-5130
By:

Name: Mark Parchment
Title: Assistant General Manager and Head of Corporate and Commercial Banking

PRICESMART COLOMBIA S.A.S.
Calle94aNo. lla-53 Piso 2
Bogota
Colombia

Attention: Atul Patel                                                                            By:
Fax:   858-404-8838/8858
Name: Title:

EXHIBIT A
DRAW DOWN NOTICE

EXHIBIT A - FORM OF DRAWDOWN NOTICE

TO: FROM: DATE: RE:

SCOTIABANK & TRUST (CAYMAN) LTD. PRICESMART COLOMBIA S.A.S.

Loan Agreement between PRICESMART COLOMBIA S.A.S. and Scotiabank & Trust (Cayman) Ltd. dated as of March 14,2011, (the "Loan Agreement")

1.	This Drawdown Notice is delivered to you pursuant to the provisions of the Loan

Agreement. All defined terms set forth in this Drawdown Notice shall have the respective meanings set forth in Section 1.1 of the Loan Agreement.

2. We hereby irrevocably request an Advance under the Loan as follows:

1.

a)

b)

Amount of Advance: Advance Date:

Deposit Instructions:

3. We confirm that the conditions precedent required to be satisfied for the Loan Advances pursuant to Section 4.1 of the Loan Agreement have been satisfied and continue to be satisfied.

PRICESMART COLOMB
By:.

Name:

Execution Version

SCOTIABANK & TRUST (CAYMAN) LTD.

and

PRICESMART COLOMBIA S.A.S.

LOAN AGREEMENT

March 14,2011

IN WITNESS WHEREOF the parties hereto caused this Agreement to be executed by their duly authorized officers the day and date first written above.

SCOTIABANK & TRUST (CAYMAN) LTD. 6 Cardinall Avenue, Grand Cayman, British West Indies

Attention: The Assistant General Manager,
Commercial Banking Fax:(345)949-5130

By:

Name: Mark Parchment
Title: Assistant General Manager and Head of Corporate and Commercial Banking

PRICESMART COLOMBIA S.A.S. Calle94aNo. lla-53 Piso2 Bogota. Colombia

Attention: AtulPatel Fax:   858-404-8838/8858

By:

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